Exhibit 3.67

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 06/21/2005
FILED 08:00 AM 06/21/2005
SRV 050516149 - 3988505 FILE

CERTIFICATE OF FORMATION
OF
DIRECT FINANCIAL SOLUTIONS OF DELAWARE LLC

BY AGREEMENT, the undersigned Organizer, on behalf of the Members who desire to form a limited liability company pursuant to the Limited Liability Company Act of Delaware (hereinafter referred to as the “Act”), hereby set forth the following Certificate of Formation for such limited liability company (hereinafter referred to as the “Company”):

ARTICLE 1                                   NAME

The name of the Company is Direct Financial Solutions of Delaware LLC.

ARTICLE 2                                   PURPOSE

The purposes for which the Company is organized are to engage in any lawful business activities for which limited liability companies may be organized pursuant to the Act.

ARTICLE 3                                   REGISTERED OFFICE AND AGENT

The name of the original Registered Agent of the Company is Registered Agents Legal Services, LLC, located at 1220 N. Market Street, Suite 806, Wilmington, Delaware 19801.

ARTICLE 4                                   MANAGEMENT

The management of the Company shall be vested in one or more Managers. The name and street address of the initial Managers, who will serve until a successor is elected, is as follows:

NAME	ADDRESS

Todd Jensen	89 East 1400 North
Logan, Utah 84341

Mari-Catherine Vinton	89 East 1400 North
Logan, Utah 84341

CERTIFICATE OF FORMATION

ARTICLE 5                                   AUTHORITY

No Member shall have authority to act on behalf of or bind the Company without the written approval of the Manager. Only the Manager of the Company, as indicated above, or successor(s) as Manager, and those given authority by such written approval may sign contracts or other instruments on behalf of the Company.

ARTICLE 6                                   LIABILITY

Neither the Members, Managers, Employees, nor Agents of the Company shall be personally liable for any debt, obligation, or liability of the Company nor of any other Member, Manager, Employee, or Agent of the Company. Neither shall the Company be liable for any debts, obligations, or liabilities of any Member, Manager, Employee, or Agent.

IN WITNESS WHEREOF, the Organizer has hereunto executed this Certificate of Formation this 16th day of June, 2005.

ORGANIZER:

/s/ Trevin G. Workman
Trevin G. Workman

CERTIFICATE OF FORMATION

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                       Name of Limited Liability Company: Direct Financial Solutions of Delaware LLC

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follows: ARTICLE 4. The Address for the company is 89 East 24080 North Logan, Utah 84341.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 2 day of April, A.D. 2006.

By:	/s/ Trevin G. Workman
Authorized Person(s)

Name:	Trevin G. Workman - Manager
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State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 05/02/2006
FILED 08:00 AM 05/02/2006
SRV 060411047 - 3988505 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 05/25/2007
FILED 08:00 AM 05/25/2007
SRV 070628771 - 3988505 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                       Name of Limited Liability Company: Direct Financial Solutions of Delaware LLC

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the Limited Liability Company is changed from Direct Financial Solutions of Delaware LLC to Cash Central of Delaware, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 15th day of May, A.D. 2007.

By:	/s/ Trevin G. Workman
Authorized Person(s)

Name:	Trevin G. Workman
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